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                                                                      Exhibit 21
                                                                      ----------

                            List of Subsidiaries of
                            Total Containment, Inc.

           Name                               Place of Organization
           ----                               ---------------------
           TCI Environment NV/SA              Belgium
           Rene Morin, Inc.                   Delaware
           American Containment, Inc.         Delaware
           FMW, Inc.                          Delaware